     As filed with the Securities and Exchange Commission on July 3, 1997

                                                       Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            ---------------------

                        AQUILA GAS PIPELINE CORPORATION
           (Exact name of Registrant as specified in its charter)


            Delaware                                            47-0731171
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                         100 N.E. Loop 410, Suite 1000
                            San Antonio, Texas 78216
   (Address, including zip code, of Registrant's principal executive offices)

                        AQUILA GAS PIPELINE CORPORATION
                           1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                             --------------------

                                                                                        Copy to:
                     Damon C. Button                                               Shari L. Wright, Esq.
                 Chief Financial Officer                                         Blackwell Sanders Matheny
             Aquila Gas Pipeline Corporation                                       Weary & Lombardi LLP
              100 N.E. Loop 410, Suite 1000                                     2300 Main Street, Suite 1100
                 San Antonio, Texas 78216                                       Kansas City, Missouri 64108
                      (210) 342-0685                                                   (816) 983-8000
  (Name, address, telephone number, of agent for service)

                       CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                     Amount             Proposed           Proposed
                                                      to be              maximum            maximum
                                                   registered        offering price        aggregate            Amount of
     Title of securities to be registered                              per share        offering price       registration fee
--------------------------------------------------------------------------------------------------------------------------------
 Common Stock, Par Value $.01 Per Share          500,000 shares       $14.09375(1)       $7,046,875(1)        $2,135.42(1)
=================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on June 30, 1997.

                               EXPLANATORY NOTES


As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Aquila Gas Pipeline Corporation (the "Registrant") (File No. 1-12426) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         3. The Registrant's Current Report on Form 8-K/A dated January 3, 1997; and

         4. The description of the Registrant's Common Stock set forth in the Form 8-A Registration Statement as filed with the Commission on October 6, 1993.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4: DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

         The Certificate of Incorporation of the Registrant contains a provision that eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

         There is in effect for the Registrant a dual phase insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Registrant, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Registrant. The policy also reimburses the Registrant for liability incurred in the indemnification of its directors and officers.

         There is also in effect a Bylaw provision entitling officers and directors to be indemnified by the Registrant against costs or expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with any action, suit or proceeding, including actions brought by or in the right of the Registrant, to which such persons are made or threatened to be made a party, by reason of their being a director or officer. Such right, however, may be made only as authorized by (i) a majority vote of a quorum of disinterested directors, or (ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel, in a written opinion, or (iii) by the stockholders of the Registrant, upon a determination that the person seeking indemnification acted in good faith and in the manner that he reasonably believed to be in or not opposed to the Registrant's best interest, or, if the action is criminal in nature, that the person seeking indemnification had no reasonable cause to believe that his conduct was unlawful. This provision also requires the Registrant, upon authorization by the Board of Directors, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided, that any person seeking such an advance first provide the Registrant with an undertaking to repay any amount as to which it may be determined such person is not entitled.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8: EXHIBITS

         *4(a) Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-68226 dated September 1,
                   1993).

         *4(b) Restated Bylaws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on Form S- 1, Registration No. 33-68226 dated September 1, 1993).

         5         Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.

         23(a)     Consent of Arthur Andersen LLP.

         23(b)     Consent of Deloitte & Touche LLP.

         23(c) Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in Exhibit 5).

-------------------------

*Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).

ITEM 9: UNDERTAKINGS

Rule 415 Offering.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 3, 1997.

                                        AQUILA GAS PIPELINE CORPORATION


                                        By: /s/ CHARLES K. DEMPSTER
                                           -----------------------------------
                                                Charles K. Dempster
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 3, 1997.

         Signature                                 Title
         ---------                                 -----

/s/ CHARLES K. DEMPSTER                  Chief Executive Officer and Chairman
-------------------------                of Board of Directors
Charles K. Dempster                      (Principal Executive Officer)


/s/ DAMON C. BUTTON                      Vice President, Chief Financial
-------------------------                Officer and Treasurer (Principal
Damon C. Button                          Financial Officer and Principal
                                         Accounting Officer)

/s/ HARVEY PADEWER
-------------------------                Vice Chairman of Board of Directors
Harvey Padewer


/s/ GARY L. DOWNEY
-------------------------                Director
Gary L. Downey


/s/ ROBERT L. HOWELL
-------------------------                Director
Robert L. Howell


/s/ JON L. MOSLE, JR.
-------------------------                Director
Jon L. Mosle, Jr.

                                EXHIBIT INDEX


         EXHIBIT
         NUMBER                  DESCRIPTION
         -------                 -----------

         *4(a) Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-68226 dated September 1,
                   1993).

         *4(b) Restated Bylaws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement on Form S- 1, Registration No. 33-68226 dated September 1, 1993).

         5         Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.

         23(a)     Consent of Arthur Andersen LLP.

         23(b)     Consent of Deloitte & Touche LLP.

         23(c) Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in Exhibit 5).

-------------------------

*Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).